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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Synopsys, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 26, 2004

To the Stockholders of Synopsys, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Synopsys, Inc., a Delaware corporation (the Company), will be held on May 26, 2004, at 12:30 p.m. local time in the Babbage conference room of our offices located at 455 N. Mary Avenue, Sunnyvale, California 94085, for the following purposes:

  1.
  To elect nine directors to serve for the ensuing year or until their successors are elected.

  2.
  To approve an amendment to the Company's 1994 Non-Employee Directors Stock Option plan to extend the term of the plan for five years.

  3.
  To ratify the appointment of KPMG LLP as our independent auditors for fiscal 2004.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 7, 2004 are entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the enclosed envelope. Any stockholder attending the meeting may vote in person even if he or she has previously returned a proxy.

Sincerely,
Aart J. de Geus Chairman of the Board and Chief Executive Officer

Mountain View, California
April 14, 2004

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

700 East Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2004

GENERAL INFORMATION

        The enclosed proxy is solicited on behalf of the Board of Directors of Synopsys, Inc., a Delaware corporation (Synopsys or the Company), for use at the Annual Meeting of Stockholders to be held on May 26, 2004, at 12:30 p.m. local time in the Babbage conference room of our offices located at 455 N. Mary Avenue, Sunnyvale, California 94085.

        The Company intends to mail these proxy solicitation materials on or about April 14, 2004 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        Synopsys will bear the cost of soliciting proxies. We have retained D.F. King & Co., Inc. to assist us in soliciting of proxies, for which we will pay D.F. King & Co. a fee of approximately $8,500 plus out-of-pocket expenses. We will also reimburse brokerage houses and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. We will furnish copies of solicitation material to such brokerage houses and other representatives. Proxies may also be solicited by our directors, officers and employees without additional compensation personally or by telephone, facsimile, or e-mail. Except as described above, Synopsys does not presently intend to solicit proxies other than by mail.

Revocability of Proxies

        Any person giving a proxy may revoke it at any time before the Annual Meeting by delivering to Synopsys' principal executive offices a written notice of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Annual Meeting and voting in person.

Record Date, Voting and Share Ownership

        Stockholders of record on April 7, 2004 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 155,113,953 shares of our common stock, $.01 par value, were issued and outstanding. No shares of Synopsys' preferred stock were outstanding.

        Each stockholder is entitled to one vote for each share of common stock held by such stockholder of record as of the close of business on April 7, 2004. The holders of a majority of the shares issued and outstanding, represented in person or by proxy, shall constitute a quorum. All valid proxies received before the meeting will be exercised and all shares represented by a proxy will be voted. Where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If a stockholder indicates no choice on the proxy as to a given proposal, the shares will be voted in favor of the proposal. A stockholder who abstains on any or all matters will be deemed present at the meeting for purposes of determining whether a quorum is present and the total number of votes cast with respect to a proposal (other than votes cast for the election of directors); the abstention will have the same effect as an "Against" vote. If a nominee (such as a brokerage firm) holding shares for a beneficial owner does not receive instructions from such beneficial owner as to how to vote those shares on a proposal and does not have discretionary authority to vote on such proposal, then the shares held by the nominee will be deemed present at the meeting for quorum purposes but will not be deemed to have voted on such proposal.

Voting by Beneficial Owners

        If you hold your shares through a broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Synopsys. Simply complete and mail the proxy card to ensure your vote is counted. Alternately, you may vote by telephone or over the Internet if permitted by your broker or bank. To vote in person at the Annual Meeting, you much obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF DIRECTORS

        Synopsys' Bylaws provide that the Board of Directors shall consist of not less than five nor more than nine persons; the Board has set the number of directors at nine persons. At the Annual Meeting, stockholders will elect nine directors to serve until our next Annual Meeting or until their successors are elected and qualified. The Corporate Governance and Nominating Committee of the Board has selected nine nominees for director. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote proxies for the nominees named below. The nine candidates receiving the highest number of affirmative votes of the shares represented and voting on this proposal at the Annual Meeting will be elected directors of Synopsys.

Recommendation

        The Board of Directors unanimously recommends that the stockholders vote FOR the election of each of the following nominees to serve as directors of Synopsys until the next Annual Meeting or until their successors have been elected and qualified.

Nominees

        Set forth below is information regarding the nominees, including information they have furnished as to their principal occupations, certain other directorships they hold and their ages as of March 15, 2004.

Name	Age	Year First Elected Director
Aart J. de Geus	49	1986
Andy D. Bryant	53	1999
Chi-Foon Chan	54	1998
Bruce R. Chizen*	48	2001
Deborah A. Coleman*	51	1995
A. Richard Newton	52	1987; 1995
Sasson Somekh*	57	1999
Roy Vallee*	51	2003
Steven C. Walske*	51	1991

*
Independent under the listing standards of National Association of Securities Dealers, Inc.

Background of Directors

        Dr. Aart J. de Geus co-founded Synopsys and currently serves as Chairman of the Board of Directors and Chief Executive Officer. Since the inception of Synopsys in December 1986, he has held a variety of positions, including Senior Vice President of Engineering and Senior Vice President of Marketing. From 1986 to 1992, Dr. de Geus served as Chairman of the Board. He served as President from 1992 to 1998. Dr. de Geus has served as Chief Executive Officer since January 1994 and has held the additional title of Chairman of the Board since February 1998. He has served as a Director since 1986. From 1982 to 1986 Dr. de Geus was employed by General Electric Corporation, where he was the Manager of the Advanced Computer-Aided Engineering Group. Dr. de Geus holds an M.S.E.E. from the Swiss Federal Institute of Technology in Lausanne, Switzerland and a Ph.D. in electrical engineering from Southern Methodist University.

        Andy D. Bryant has been a Director of Synopsys since January 1999 and currently serves as Executive Vice President and Chief Financial and Enterprise Services Officer of Intel Corporation, an integrated circuit manufacturer, with responsibility for financial operations, human resources, information technology and e-business functions and activities worldwide. Mr. Bryant joined Intel in 1981 as Controller for the Commercial Memory Systems Operation and in 1983 became Systems Group Controller. In 1987 he was promoted to Director of Finance for the corporation and was appointed Vice President and Director of Finance of the Intel Products Group in 1990. Mr. Bryant became Chief Financial Officer in February 1994 and was promoted to Senior Vice President in January 1999. Mr. Bryant was appointed Chief Financial and Enterprise Services Officer in December 1999 and was promoted to Executive Vice President in January 2001. Prior to joining Intel, he held positions in finance at Ford Motor Company and Chrysler Corporation. Mr. Bryant holds a B.A. in economics from the University of Missouri and an M.B.A. in finance from the University of Kansas. He is a director of Kryptiq Corp., a secure-messaging provider of medical information flows.

        Dr. Chi-Foon Chan joined Synopsys as Vice President of Application Engineering & Services in May 1990. Since April 1997 he has served as Chief Operating Officer and since February 1998 he has held the additional title of President. Dr. Chan also became a Director of Synopsys in February 1998. From September 1996 to February 1998 he served as Executive Vice President, Office of the President. From February 1994 until April 1997 he served as Senior Vice President, Design Tools Group, and from October 1996 until April 1997 as Acting Senior Vice President, Design Re-Use Group. In addition, he has held the titles of Vice President, Engineering and General Manager, DesignWare Operations and Senior Vice President, Worldwide Field Organization. From March 1987 to May 1990, Dr. Chan was employed by NEC Electronics, where his last position was General Manager, Microprocessor Division. From 1977 to 1987, Dr. Chan held a number of senior engineering positions at Intel Corporation. Dr. Chan holds an M.S. and a Ph.D. in computer engineering from Case Western Reserve University.

        Bruce R. Chizen has been a Director of Synopsys since April 2001. Mr. Chizen has served as President of Adobe Systems Incorporated, a provider of graphic design, publishing, and imaging software for Web and print production, since April 2000 and as Chief Executive Officer since December 2000. He joined Adobe Systems in August 1994 as Vice President and General Manager, Consumer Products Division and in December 1997 became Senior Vice President and General Manager, Graphics Products Division. In August 1998, Mr. Chizen was promoted to Executive Vice President, Products and Marketing. From November 1992 to February 1994 he was Vice President and General Manager, Claris Clear Choice for Claris Corp., a wholly-owned subsidiary of Apple Computer. He is a director of Adobe Systems.

        Deborah A. Coleman has been a Director of Synopsys since November 1995. Ms. Coleman is a co-founder and currently is a General Partner of SmartForest Ventures, a venture capital firm, in Portland, Oregon. Ms. Coleman was Chairman of the Board of Merix Corporation, a manufacturer of printed circuit boards, from May 1994, when it was spun off from Tektronix, Inc., until September 2001. She also served as Chief Executive Officer of Merix from May 1994 to September 1999 and as President from March 1997 to September 1999. Ms. Coleman joined Merix from Tektronix, a diversified electronics corporation, where she served as Vice President of Materials Operations, responsible for worldwide procurement, distribution, component engineering and component manufacturing operations. Prior to joining Tektronix in November 1992, Ms. Coleman was with Apple Computer, Inc. for eleven years, where she held several executive positions, including Chief Financial Officer, Chief Information Officer and Vice President of Operations. She holds an M.B.A. from Stanford University. Ms. Coleman is a director of Applied Materials, Inc., a manufacturer of semiconductor fabrication equipment, Chairperson of the Board of Teseda Corporation, a semiconductor test equipment company, and a director of Kryptiq Corp., a secure-messaging provider of medical information flows.

        Dr. A. Richard Newton has been a Director of Synopsys since January 1995. Previously, Dr. Newton was a Director of Synopsys from January 1987 to June 1991. Dr. Newton has been a Professor of Electrical Engineering and Computer Sciences at the University of California at Berkeley since 1979 and is currently Dean of the College of Engineering. From July 1999 to June 2000, Dr. Newton was Chair of the Electrical Engineering and Computer Sciences Department. From 1988 to 2002, Dr. Newton was a Venture Partner

with Mayfield, a venture capital partnership, where he contributed to the evaluation and development of over two dozen new companies. He is currently a Venture Partner with Tallwood Venture Capital. Dr Newton is a fellow of the IEEE and a member of the National Academy of Engineering.

        Dr. Sasson Somekh has been a Director of Synopsys since January 1999. Dr. Somekh joined Novellus Systems, Inc., a manufacturer of semiconductor fabrication equipment, as President in January 2004. Previously, Dr. Somekh served as a member of the Board of Directors of Applied Materials, Inc., also a manufacturer of semiconductor fabrication equipment, from April 2003 until December 2003, and as an Executive Vice President of Applied from November 2000 until August 2003. Dr. Somekh served as a Senior Vice President of Applied from December 1993 to November 2000 and as a Group Vice President from 1990 to 1993. Dr. Somekh is a director of Nanosys, Inc., a privately-held developer of nano-enabled systems for use in energy, defense, electronics, healthcare and information technology applications.

        Roy Vallee has been a Director of Synopsys since February 2003. Mr. Vallee is Chief Executive Officer and Chairman of the Board of Avnet, Inc., a global semiconductor products and electronics distributor, positions he has held since June 1998. Previously, he was Vice Chairman of the Board from November 1992 until June 1998, and also President and Chief Operating Officer from March 1992 until June 1998. Mr. Vallee currently serves on the Board of Directors of Teradyne, Inc., an automated testing company for the electronics, communications and software industries. He is also Chairman of the Executive Committee of the Global Technology Distribution Council.

        Steven C. Walske has been a Director of Synopsys since December 1991. Mr. Walske has been Chief Business Strategist of Parametric Technology Corporation, a supplier of software products for mechanical computer aided engineering since June 2000. Previously, Mr. Walske served as Chairman, Chief Executive Officer and a Director of Parametric from August 1994 until June 2000 and as President and Chief Executive Officer of Parametric from December 1986 to August 1994.

        There are no family relationships among any executive officers, directors or persons nominated to become directors of Synopsys.

Board Committees and Meetings

        Our fiscal year ends on the Saturday nearest October 31 each year. Synopsys' 2003 fiscal year ended on November 1, 2003.

        During fiscal 2003, the Board of Directors held five meetings. During the year, the Board committees were the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee (Governance Committee) and the Strategy Committee. The Audit Committee's Charter is included in this Proxy Statement as Appendix A; the charters of all Synopsys committees, as well as additional information about the Company's corporate governance policies and practices, are available on the Company's website at www.synopsys.com/corporate/governance. Such charters and additional information shall not constitute "soliciting material," shall not be deemed "filed" with the Securities and Exchange Commission (SEC) and is not to be incorporated by reference into any other Company filing under the Securities Act of 1933 (the Securities Act) or the Exchange Act of 1934 (the Exchange Act), except to the extent Synopsys specifically incorporates such charters and additional information by reference therein.

        During fiscal 2003, the Audit Committee held twelve meetings. Prior to February 2003, the Audit Committee consisted of Mr. Bryant, Ms. Coleman (chair), and Dr. Somekh. In February 2003, Mr. Vallee was appointed to the Audit Committee, replacing Mr. Bryant. As a result, all members of the Audit Committee are independent under the listing standards of the National Association of Securities Dealers, Inc. (NASD).

        The Audit Committee acts on behalf of the Board, performing financial oversight responsibilities relating to (i) the integrity of the Company's financial statements, financial reporting processes and systems of internal accounting and financial controls, (ii) supervising the Company's internal audit function, (iii) the annual independent audit of the Company's financial statements, (iv) the engagement of the Company's independent auditors and evaluation of their performance and independence, and (v) compliance with legal and regulatory requirements. SEC regulations require Synopsys to disclose whether a director qualifying as a "financial expert" serves on the Synopsys' Audit Committee. Synopsys has determined that both Ms. Coleman, Chairperson of the Audit Committee, and Roy Vallee, qualify as "financial experts" within the meaning of such regulations.

        During fiscal 2003, the Compensation Committee held four meetings; the members were Mr. Bryant, Mr. Chizen, Ms. Coleman and Mr. Walske (chair), all of whom served on the Compensation Committee for the entire fiscal year. The Compensation Committee reviews and approves Synopsys' general compensation policies, sets compensation levels for Synopsys' executive officers (including the Chief Executive Officer) and administers Synopsys' stock option, employee stock purchase and 401(k) savings plans. During fiscal 2003, the Compensation Committee maintained a Grant Subcommittee comprised of Committee members Mr. Chizen, Ms. Coleman and Mr. Walske, whose purpose was to ensure that option grants made to Synopsys' executive officers complied with certain securities and tax rules. In December 2003, the Compensation Committee was reorganized to consist of Ms. Coleman and Messrs. Chizen (chair) and Walske. As a result, all members of the Compensation Committee are independent directors under applicable SEC rules and the listing standards of the NASD, and the Compensation Committee has dissolved the Grant Subcommittee.

        During fiscal 2003, the Governance Committee held four meetings; the members were Mr. Bryant, Mr. Chizen, Ms. Coleman, Dr. Newton, Dr. Somekh, Mr. Vallee and Mr. Walske, all of whom served on the Governance Committee for the entire fiscal year, except for Mr. Vallee who was appointed to the Governance Committee in February 2003 upon joining the Board.

        In December 2003, the Board reorganized the Governance Committee to consist of Mr. Chizen, Ms. Coleman, Dr. Somekh, Mr. Vallee and Mr. Walske, and appointed Mr. Walske as the lead independent director. Each of the current members of the Governance Committee is an independent director under the listing standards of the NASD. The Governance Committee identifies and recommends to the Board candidates for membership on the Board and Board committees, oversees matters of corporate governance, reviews the performance of the Chief Executive Officer and other executive officers and reviews such other matters relating to Synopsys' management as it deems appropriate. The Governance Committee's policy regarding consideration of director candidates submitted by stockholders is set forth below under "Consideration of Stockholder Recommendations for Candidates for Director." The Governance Committee has approved the nine nominees for election to the Board at the Annual Meeting.

        Prior to August 2003, the Company maintained a Technology Committee which advised the Board on long-term strategy and industry development issues and which consisted of Dr. Newton and Dr. Somekh. This committee held no meetings during fiscal 2003. In August 2003, the Board re-purposed the Technology Committee as the Strategy Committee and appointed Drs. de Geus (chair), Newton and Somekh as members. The Strategy Committee oversees the development and implementation of the Company's strategic plan.

        During fiscal 2003, all directors attended at least 75% of the meetings of the Board of Directors and Board committees on which they served, except that Dr. Somekh attended 71% of all Board meetings and meetings of committees on which he served during such fiscal year.

Director Compensation

        Each member of the Board receives a cash retainer of $25,000 per year. Each member of the Audit Committee also receives $2,000 per Audit Committee meeting attended, other than the Chairperson, who receives $4,000 per Audit Committee meeting attended, in each case up to a maximum of four meetings per year.

        An aggregate of 2,100,000 shares are currently authorized for issuance under our 1994 Non-Employee Directors Stock Option Plan (the Directors Plan), reflecting the two-for-one stock split the Company completed on September 23, 2003. As of March 15, 2004, options to purchase 1,168,492 shares were outstanding under the Directors Plan and 410,346 shares were available for issuance. Pursuant to the terms of the Directors Plan, an aggregate of 300,000 shares are automatically added to the pool available for future options on the first trading day of each calendar year during the term of the Directors Plan.

        The Directors Plan provides automatic grants to each non-employee member of the Board of Directors upon initial appointment or election to the Board, upon reelection and for annual service on Board committees. The option price per share is 100% of the fair market value of the common stock on the grant date. Under the Directors Plan, as originally adopted, new non-employee directors received an option for 40,000 shares, vesting in equal installments over four years. In addition, each continuing director who was reelected at an annual meeting of stockholders received an option for 20,000 shares and an additional option for 10,000 shares for each Board committee membership, up to a maximum of two committee service grants per year. In August 2003, and consistent with the Board's general reduction of grants to executive officers under other Company stock option plans, the Board amended the Directors Plan to reduce the size of the initial and committee grants to 30,000 and 5,000 shares, respectively. The annual and committee service option grants vest in full on the date immediately prior to the date of the annual meeting following their grant. In the case of directors appointed to the Board between annual meetings, the annual and any committee grants are prorated based upon the amount of time since the last annual meeting.

        The Directors Plan is scheduled to expire in October 2004. Accordingly, in December 2003, the Board amended the Directors Plan to extend its term by five years, subject to stockholder approval at the Annual Meeting. See "Proposal Two—Approval of Amendment to 1994 Non-Employee Directors Stock Option Plan."

        During fiscal 2003, Ms. Coleman, Drs. Newton and Somekh and Messrs. Bryant, Chizen, Walske and Vallee each received automatic grants of options to purchase 20,000 Synopsys common shares at an exercise price of $30.94 per share for board service, and two grants of options to purchase 10,000 shares each at an exercise price of $30.94 per share for committee service. Mr. Vallee, who joined the Board in February 2003, also received an option for 40,000 shares at an exercise price of $20.46 for his initial service, a pro-rated annual grant of 6,666 shares at an exercise price of $20.46 per share, and two pro-rated committee grants for an aggregate of 6,666 shares at an exercise price of $20.23 per share.

Security Ownership of Certain Beneficial Owners and Management

        In a continuing effort to align the interests of the Board members and Company senior executives with the interests of the Company's stockholders, the Board adopted stock ownership guidelines in August 2003. Under these guidelines, the Board has recommended that the following covered persons achieve the share ownership levels listed, and hold the number of shares recommended for so long as they are covered persons with the Company: (i) Board members, 10,000 shares, (ii) Chief Executive Officer, 50,000 shares, (iii) President and Chief Operating Officer, 25,000 shares, and (iv) all Company senior vice presidents, 10,000 shares.

        Covered persons may acquire shares of the Company's common stock through stock option exercises, purchases under the Company's Employee Stock Purchase Plan (if applicable), through open market purchases made in compliance with applicable securities laws and the Company's insider trading policy, or through any other equity plans the Company may adopt from time to time. The Board has recommended that each covered person meet the applicable guidelines within four years of becoming a covered person. The guidelines do not require any covered person to exercise stock options or to purchase Company shares on the open market solely to meet these guidelines. When stock options are exercised, however, the guidelines recommend that the covered person retain a number of shares equal to the lesser of twenty-five percent (25%) of the net value of shares acquired or vested (after deducting the exercise price, if any, and taxes at an assumed tax rate), or a number of shares necessary to reach such person's applicable stock ownership guideline amount.

        The following table sets forth certain information with respect to the beneficial ownership of Synopsys common stock as of March 15, 2004 by (1) each person known by Synopsys to own beneficially more than five percent of Synopsys' common stock outstanding on that date, (2) each Synopsys director, (3) each of the named executive officers (as defined below under "Executive Compensation") and (4) all Synopsys directors and current executive officers as a group.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage Ownership
FMR Corp. 82 Devonshire Street Boston, MA 02109	14,544,786(2)	9.39%
J. & W. Seligman & Co. Incorporated 100 Park Avenue, 8th Floor New York, NY 10017	11,992,646(3)	7.75%
Franklin Resources One Franklin Parkway San Mateo, CA 94403	8,708,072(4)	5.62%
Blum Capital Partners, L.P 909 Montgomery Street, Suite 400 San Francisco, CA 94133	7,911,138(5)	5.11%
Vicki L. Andrews	234,993(6)	*
Andy D. Bryant	199,498(7)	*
Chi-Foon Chan	1,927,195(8)	1.18%
John Chilton	202,754(9)	*
Bruce R. Chizen	158,332(10)	*
Deborah A. Coleman	121,400(11)	*
Aart J. de Geus	3,710,188(12)	2.27%
Antun Domic	232,452(13)	*
A. Richard Newton	173,832(14)	*
Sasson Somekh	266,666(15)	*
Roy Vallee	93,332(16)	*
Steven C. Walske	206,032(17)	*
All directors and executive officers as a group (19 persons)	9,167,400(18)	5.62%

*
Less than 1%

(1)
The persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes of this table.

(2)
Share ownership for FMR Corp. was obtained from Amendment No. 3 to the Schedule 13G filed with the SEC on February 17, 2004 (the FMR Schedule 13G). Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, may be deemed to be the beneficial owner of such shares as a result of acting as an investment adviser to various investment companies registered under the Investment Company Act of 1940 (the Fidelity Funds).

  Edward C. Johnson III and Abigail P. Johnson, as substantial stockholders and directors of FMR Corp., and FMR Corp., through its control of Fidelity, and the Fidelity Funds each has beneficial ownership of the shares held by the Fidelity Funds. Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 13,066,150 shares held by the Fidelity Funds. The Fidelity Funds' Board of Trustees has the sole power to vote or direct the voting of the shares held by the Fidelity Funds. Fidelity Management Trust Company holds 651,526 shares, of which Edward C. Johnson III and FMR Corp., through its control of Fidelity Management Trust Company, hold sole power to dispose and, with respect to 606,099 of such shares, sole voting power. Fidelity International Limited (FIL) is the beneficial owner of 827,110 shares and has sole power to vote and dispose of such shares. FMR Corp. states in the FMR Schedule 13G that FIL currently operates as an entity independent of FMR Corp. and Fidelity; however, FMR Corp. has filed the FMR Schedule 13G on a voluntary basis as if all the shares owned by FIL are beneficially owned by FMR Corp. and FIL on a joint basis.

(3)
Share ownership for J. & W. Seligman & Co. Incorporated (JWS) was obtained from Amendment No. 13 to the Schedule 13G filed with the SEC on February 11, 2004. JWS is the investment adviser for Seligman Communications and Information Fund, Inc. (the Fund), the owner of the shares, and has shared voting and investment power with respect to the shares reported as being beneficially owned. William C. Morris is the owner of a majority of the outstanding voting securities of JWS, and may be deemed to beneficially own the shares reported herein as beneficially owned by JWS. The Fund has shared voting and investment power with respect to 10,000,000 of the shares reported as being beneficially owned by JWS.

(4)
Share ownership for Franklin Resources was obtained from Amendment No. 2 to the Schedule 13G filed with the SEC on February 13, 2004 and includes 4,232,940 shares as to which Franklin Advisers, Inc. has sole voting power, 1,518,684 shares as to which Templeton Global Advisers Limited has sole voting power, 1,207,650 shares as to which Fiduciary Trust Company International has sole voting power, 457,356 shares as to which Franklin Templeton Investment Management Limited has sole voting power, 408,240 shares as to which Templeton Investment Counsel, LLC has sole voting power, 362,536 shares as to which Templeton Global Advisors, Ltd. has sole voting power, 270,434 shares as to which Franklin Templeton Investments Corp. has sole voting power, 27,545 shares as to which Templeton Private Client Group Inc. has sole voting power, 25,053 shares as to which Templeton/Franklin Investment Services, Inc. has sole voting power and 7,800 shares as to which Franklin Templeton Alternative Strategies, Inc. has sole voting power.

(5)
Share ownership for Blum Capital Partners, L.P. (Blum L.P.) was obtained from Amendment No. 5 to the Schedule 13D filed with the SEC on March 8, 2004 (the Blum Schedule 13D) and includes (i) 2,854,538 shares held by Blum L.P. and Richard C. Blum & Associates, Inc. (RCBA Inc.), the sole general partner of Blum L.P., on behalf of the limited partnerships for which Blum L.P. serves as general partner or on behalf of an entity for which Blum L.P. serves as investment advisor; (ii) 2,318,400 shares held by Blum Strategic GP, L.L.C. (Blum GP) on behalf of the limited partnership for which it serves as the general partner; (iii) 2,636,600 shares held by Blum Strategic GP II, L.L.C. (Blum GP II) on behalf of the limited partnership for which it serves as general partner and on behalf of the limited partnership for which it serves as managing limited partner; and (iv) 50,800 shares legally owned by The Nuclear Decommissioning Trust of Dominion Nuclear Connecticut, Inc. and 50,800 shares legally owned by Virginia Electric and Power Company, with respect to which Blum L.P. has voting and investment power. As the sole general partner of Blum L.P., RCBA, Inc. is deemed the beneficial owner of the shares over which Blum L.P. has voting and investment power. Richard C. Blum, the Chairman, director and a substantial shareholder of RCBA, Inc., joined the Blum Schedule 13D as a Reporting Person; however, the Blum Schedule 13D states that this shall not be construed as an admission that Mr. Blum, or any other shareholder, director, executive officer of RBCA, Inc., managing members or members of Blum GP or Blum GP II, is for any purpose the owner of any shares that are beneficially owned by RCBA, Inc., Blum GP or Blum GP II.

(6)
Includes options to purchase 228,117 shares exercisable by Ms. Andrews within 60 days of March 15, 2004.

(7)
Includes options to purchase 197,498 shares exercisable by Mr. Bryant within 60 days of March 15, 2004.

(8)
Includes options to purchase 1,832,628 shares exercisable by Dr. Chan within 60 days of March 15, 2004.

(9)
Includes options to purchase 185,821 shares exercisable by Mr. Chilton within 60 days March 15, 2004.

(10)
Comprised of options to purchase 158,332 shares exercisable by Mr. Chizen within 60 days March 15, 2004.

(11)
Includes options to purchase 120,000 shares exercisable by Ms. Coleman within 60 days of March 15, 2004.

(12)
Includes options to purchase 3,134,827 shares exercisable by Dr. de Geus within 60 days of March 15, 2004.

(13)
Includes options to purchase 229,452 shares exercisable by Dr. Domic within 60 days of March 15, 2004.

(14)
Includes options to purchase 171,832 shares exercisable by Dr. Newton within 60 days of March 15, 2004.

(15)
Includes options to purchase 241,666 shares exercisable by Dr. Somekh within 60 days of March 15, 2004.

(16)
Comprised of options to purchase 93,332 shares exercisable by Mr. Vallee within 60 days of March 15, 2004.

(17)
Includes options to purchase 185,832 shares exercisable by Mr. Walske within 60 days of March 15, 2004.

(18)
Includes options to purchase 8,360,478 shares exercisable by directors and executive officers within 60 days of March 15, 2004.

Executive Compensation

Named Executive Officer Compensation

        The following table sets forth the compensation earned during fiscal 2003 by (1) Synopsys' Chief Executive Officer and (2) each of the other four most highly compensated executive officers whose compensation earned during fiscal 2003 exceeded $100,000 for services rendered in all capacities to Synopsys during the last three fiscal years. We collectively refer to these five individuals as the named executive officers.

Summary Compensation Table

					Long-Term Compensation Awards; Securities Underlying Options (#)
		Annual Compensation($)
Name and Position						All Other Compensation ($)(1)
	Year	Salary	Bonus
Aart J. de Geus Chairman of the Board and Chief Executive Officer	2003 2002 2001	400,000 400,000 400,000	605,000 535,000 575,000		104,600 106,500 85,500	2,362 1,500 1,830
Chi-Foon Chan President and Chief Operating Officer	2003 2002 2001	400,000 400,000 400,000	605,000 535,000 575,000		100,850 91,700 71,000	3,128 5,138 2,588
Vicki L. Andrews Senior Vice President, Worldwide Sales	2003 2002 2001	300,000 300,000 289,423	417,246 364,045 611,396	(2)	61,150 72,900 60,500	9,579 13,884 9,544
John Chilton(3) Senior Vice President and General Manager, Solutions Group	2003	320,000	295,000		34,800	2,437
Antun Domic(3) Senior Vice President and General Manager, Implementation Group	2003	330,000	320,000		48,350	2,981

(1)
Amounts in this column reflect premiums paid for group term life insurance, Synopsys 401(k) contributions and, in the case of Ms. Andrews only, car allowances. Dr. Chan's 2002 amounts includes a special travel allowance.

(2)
Amount comprised of bonus and commissions of $451,396 and a relocation bonus of $160,000.

(3)
Information for Mr. Chilton and Dr. Domic is presented only for fiscal 2003 as such persons were appointed executive officers during fiscal 2003.

Stock Option Grants

        The following table sets forth further information regarding individual grants of options for Synopsys' common stock during fiscal 2003 for each of the named executive officers. All grants for each of the named executive officers were made pursuant to Synopsys' 1992 Stock Option Plan (the 1992 Plan). In accordance with SEC rules, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of Synopsys common stock.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
Number of Securities Underlying Options Granted(1)
Percent of Total Options Granted to Employees(2)
Name				Exercise Price ($/Share)		Expiration Date
							5%		10%
Aart J. de Geus	60,000 16,500 16,600 11,500	1.43 0.39 0.39 0.27	% % % %	$ $ $ $	21.73 20.46 29.28 33.30	12/9/12 2/25/13 5/27/13 8/26/13	$ $ $ $	819,764 212,309 305,673 240,799	$ $ $ $	2,077,443 538,032 774,635 610,232
Chi-Foon Chan	60,000 15,150 15,200 10,500	1.43 0.36 0.36 0.25	% % % %	$ $ $ $	21.73 20.46 29.28 33.30	12/9/12 2/25/13 5/27/13 8/26/13	$ $ $ $	819,764 194,938 279,893 219,860	$ $ $ $	2,077,443 494,011 709,305 557,168
Vicki L. Andrews	27,200 10,950 13,000 10,000	0.65 0.26 0.31 0.24	% % % %	$ $ $ $	21.73 20.46 29.28 33.30	12/9/12 2/25/13 5/27/13 8/26/13	$ $ $ $	371,626 140,896 239,382 209,390	$ $ $ $	941,774 357,057 606,642 530,637
John Chilton	13,800 7,200 5,800 8,000	0.33 0.17 0.14 0.19	% % % %	$ $ $ $	21.73 20.46 29.28 33.30	12/9/12 2/25/13 5/27/13 8/26/13	$ $ $ $	188,546 92,644 106,801 167,512	$ $ $ $	477,812 234,777 270,656 424,509
Antun Domic	22,700 8,850 7,800 9,000	0.54 0.21 0.19 0.22	% % % %	$ $ $ $	21.73 20.46 29.28 33.30	12/9/12 2/25/13 5/27/13 8/26/13	$ $ $ $	310,144 113,875 143,630 188,451	$ $ $ $	785,966 288,581 363,985 477,573

(1)
Sum of all option grants made during fiscal 2003 to such person. Options become exercisable ratably in a series of monthly installments over a four-year period from the grant date, assuming continued service to Synopsys, subject to acceleration under certain circumstances involving a change in control of Synopsys. Each option has a maximum term of ten years, subject to earlier termination upon the optionee's cessation of service.

(2)
Based on a total of 4.2 million options granted to employees under Synopsys' option plans during fiscal 2003.

Option Exercises and Year-End Values

        The following table sets forth, for each of the named executive officers, each exercise of stock options during fiscal 2003 and the year-end value of unexercised options.

Name	Shares Acquired On Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at October 31, 2003 Exercisable/Unexercisable		Value of In-the-Money Options at October 31, 2003(2) Exercisable/Unexercisable
Aart J. de Geus	—	—	3,071,648	490,352	$34,652,561	$4,728,735
Chi-Foon Chan	200,000	2,734,000	1,855,278	421,372	$17,989,193	$3,998,101
Vicki L. Andrews	114,332	1,417,088	235,097	244,853	$1,521,659	$1,920,072
John Chilton	198,226	2,695,140	177,828	146,232	$1,084,343	$1,062,785
Antun Domic	167,000	1,939,111	197,235	173,815	$1,187,687	$1,350,641

(1)
Market value at exercise less exercise price.

(2)
Market value of underlying securities as of October 31, 2003 ($31.72) minus the exercise price.

Security Holder Approval of Equity Compensation Plans

        The following table provides information regarding equity compensation plans approved and not approved by security holders as of the end of fiscal 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted-Average Per Share Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
	(in thousands, except price per share amounts)
Employee Equity Compensation Plans Approved by Stockholders(2)	10,172		$21.43	15,424	(5)
Employee Equity Compensation Plans Not Approved by Stockholders(3)	28,162		$22.27	8,180

Total	38,334	(4)	$22.04	23,604	(6)

(1)
Excluding securities listed in column entitled "Number of Securities to be Issued Upon Exercise of Outstanding Options."

(2)
Synopsys' stockholder approved equity compensation plans are the 1992 Plan, the Directors Plan and the Company's domestic and international Employee Stock Purchase Plans.

(3)
Synopsys' only non-stockholder approved equity compensation plan is the 1998 Nonstatutory Stock Option Plan.

(4)
Does not include information for options assumed in connection with acquisitions. As of October 31, 2003, a total of 3.8 million shares of our common stock were issuable upon exercise of such outstanding options.

(5)
Includes 3.6 million shares approved by stockholders on June 20, 2003 for addition to the Employee Stock Purchase Plans.

(6)
Comprised of (i) 7.5 million shares remaining available for issuance under the 1992 Plan, (ii) 8.2 million shares remaining available for issuance under the 1998 Nonstatutory Stock Option Plan, (iii) 0.1 million shares remaining available for issuance under the Directors Plan, and (iv) 7.8 million shares remaining available for issuance under the Company's domestic and international Employee Stock Purchase Plans as of October 31, 2003.

Change of Control Agreements and Named Executive Officer Employment Contracts

        Under the 1992 Plan, in the event of certain changes in the ownership or control of Synopsys, including an acquisition of Synopsys by merger or asset sale, each outstanding option under the 1992 Plan will automatically become exercisable in full, unless the option is assumed by the successor corporation, or parent thereof, or replaced by a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof.

        In addition, in the event of a successful hostile tender offer for more than 50% of the outstanding Synopsys common stock or a change in the majority of the Board of Directors as a result of one or more contested elections for membership on the Board of Directors, the administrator of the 1992 Plan has the authority to accelerate vesting of outstanding options or shares purchased under the 1992 Plan.

        The Directors Plan provides that in the event of a change of control or corporate transaction, as such terms are defined in the Directors Plan, all outstanding Directors Plan options shall become fully vested and exercisable as of the date of such change of control or corporate transaction.

        Synopsys has entered into Employment Agreements, effective October 1, 1997, with its Chairman and Chief Executive Officer and its President and Chief Operating Officer. Each Employment Agreement provides that if such officer is terminated involuntarily other than for cause within 24 months of a change of control, (a) such officer will be paid an amount equal to two times the sum of such officer's annual base pay plus his target cash bonus, and the cash value such officer's health benefits for an 18 months period, and (b) all stock options held by such officer will immediately vest in full. If the officer is terminated involuntarily other than for cause in any other situation, the officer will receive a cash payment equal to the sum of the officer's annual base pay for one year plus the target cash bonus for such year and cash value of the executive's health benefits for 12 months. The terms "involuntary termination," "cause" and "change of control" are defined in the Employment Agreements, each of which is filed with the SEC.

Certain Transactions

        During fiscal 2003, Dr. Newton provided consulting services to Synopsys, for which he was paid $180,000. Under Synopsys' agreement with Dr. Newton, at Synopsys' request, Dr. Newton provides advice concerning long-term technology strategy and industry development issues, as well as assistance in identifying opportunities for partnerships with academia.

        Revenues derived from Intel Corporation and its subsidiaries in the aggregate accounted for approximately 9.5% and 7.9% of fiscal 2003 and 2002 revenues, respectively. Andy D. Bryant, Intel Corporation's Executive Vice President and Chief Financial and Enterprise Services Officer, also serves on Synopsys' Board of Directors. Management believes the transactions between the two parties were carried out on an arm's length basis.

        The Company maintains a System-on-a-Chip Venture Fund (the Fund) authorized by the Company's Board which invests in companies that are designing complex systems-on-chips or otherwise developing technology complementary to the Company's strategy. The Fund is administered by an investment advisory board consisting of senior Company officers, including the Company's Chief Executive Officer and Chief Operating Officer, and Dr. Newton, a member of the Board. The Fund has invested $800,000 in a private company that develops system-on-a-chip test systems. The Chairperson of the Company's Audit Committee, Deborah A. Coleman, is also the Chairperson of the Board for such company. Ms. Coleman did not participate in the Fund's investment decision.

Report of the Compensation Committee

        The following is the report of the Compensation Committee describing the compensation policies governing compensation paid to Synopsys' executive officers during fiscal 2003. The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Executive Compensation

  Purpose of the Compensation Committee

        The Compensation Committee determines compensation levels for the Company's executive officers, including the Chief Executive Officer, for each fiscal year based upon a consistent set of guidelines. The Compensation Committee reviews and approves all executive base and bonus compensation and the plan by which bonuses in excess of the targets established by the Compensation Committee may be paid.

  Composition of Compensation Committee

        During fiscal 2003, the Compensation Committee consisted of four non-employee members of the Board of Directors: Ms. Coleman and Messrs. Bryant, Chizen, and Walske (chair). In December 2003, the Board reorganized the Compensation Committee to consist of Ms. Coleman and Messrs. Chizen (chair) and Walske, all of whom satisfy the independence criteria of the SEC and NASD for serving on a Board committee that determines executive officer compensation. During fiscal 2003, the Compensation Committee maintained a Grant Subcommittee comprised of Committee members Mr. Chizen, Ms. Coleman and Mr. Walske, whose purpose was to ensure that option grants made to Synopsys' executive officers complied with certain securities and tax rules. The Board dissolved the Grant Subcommittee in December 2003 following the reorganization of the Compensation Committee.

  Objectives of the Compensation Program

        The objectives of the compensation program established by the Compensation Committee are: (1) to attract and retain high-quality executives, (2) to tie executive compensation directly to Synopsys' business and performance objectives and (3) to reward outstanding individual performance that contributes to Synopsys' long-term success.

  Elements of Compensation

        Each executive officer's compensation package is comprised of three elements: (1) base compensation, (2) bonus compensation payable based on the achievement of the Company's financial performance goals and individual performance, and (3) long-term stock-based incentive compensation, which ties executive compensation directly to Company growth and increased stockholder value.

        Base Compensation.    In establishing the base compensation for each executive officer, the Compensation Committee considers the following factors: (1) salary levels for comparable positions in software and related companies similar in size and business that compete with Synopsys in the recruitment and retention of senior management personnel, (2) each executive officer's past performance relative to corporate, business group (if applicable) and individual objectives, (3) each executive officer's responsibility level and objectives for the subsequent year, and (4) compensation relative to other Synopsys executive officers.

        The Compensation Committee obtained information regarding competitive salary ranges for fiscal 2003 from independent compensation survey firms. Synopsys uses companies included in the S&P Information Technology Index for peer compensation information, excluding certain companies which (i) are larger than Synopsys, (ii) participate in different industries than Synopsys or (iii) are headquartered in different regions than Synopsys.

        The Compensation Committee believes that the total cash compensation paid to the Company's executive officers in fiscal 2003 was competitive with the total cash compensation for executive officers at comparable companies.

        Bonus Compensation.    The Board and Compensation Committee met during the first quarter of fiscal 2003 to approve the fiscal 2003 bonus plan for executive officers. The plan set forth (1) the amount of target bonus compensation payable to individual executive officers (other than Synopsys' Senior Vice President of Worldwide Sales), assuming the Company achieved certain performance targets relating to accepted orders, revenue and expense levels (and for general managers of business units, orders and expenses for their individual business units), and (2) the sum of the target bonuses payable to all executive officers as a group. The Compensation Committee approved a separate bonus plan for the Company's Senior Vice President of Worldwide Sales that was based primarily on revenue and accepted orders. In addition, each executive officer's actual fiscal 2003 bonus could be adjusted as a result of a qualitative assessment of his or her performance by the Chief Executive Officer and President and Chief Operating Officer, in consultation with and approval by the Compensation Committee and the Board.

        Under the plan, each executive officer's actual bonus increased if the Company achieved its performance targets; conversely, if the Company failed to meet all of its performance targets, each executive officer's actual bonus decreased. The bonus plan contained an "accelerator" element such that performance above plan results in a significantly higher bonus amount while performance below plan yields a significantly reduced bonus. The Compensation Committee believes that the accelerator clause is an appropriate mechanism to incentivize senior management to help the Company meet its corporate performance targets.

        For fiscal 2003, certain executive officers received bonuses lower than their target amount as a result of the Company's failure to achieve certain performance targets. However, certain other executive officers' bonuses exceeded their target amounts as a result of the qualitative assessment of their individual performance. The Summary Compensation Table on page 10 shows total bonus compensation for the named executive officers. The Committee believes those compensation levels fairly reflect such executive officers' individual performance during fiscal 2003.

        Long-Term Incentive Compensation.    The Company provides long-term compensation to Synopsys' executives in the form of stock options. The Compensation Committee believes that equity-based compensation closely aligns the interests of executive officers with those of stockholders by providing an incentive to manage Synopsys with a focus on long-term strategic objectives set by the Board of Directors relating to growth and stockholder value. Stock option grant targets are determined by taking into account each executive officer's responsibility level, a comparison with comparable awards to individuals in similar positions in the industry and the executive officer's existing holdings of unvested stock options. Grants are made on the dates of the Board's regular quarterly meetings, which generally are held during the week following the Company's quarterly earnings release. The factors considered by the Compensation Committee in setting the amounts of grants include Company performance in relation to the financial plan, the performance of the executive officer's business unit in relation to its financial plan, and the individual's performance in relation to specific goals determined at the beginning of the fiscal year. However, the Compensation Committee does not strictly adhere to these factors in all cases and may vary grants made to each executive officer as the particular circumstances warrant. Exercise prices for options are set at the fair market value of Synopsys common stock on the date of grant.

        Option grants to executive officers are made under the Company's 1992 Stock Option Plan, which has been approved by stockholders. Some executive officers hold options granted under the Company's 1998 Non-Statutory Stock Option Plan (1998 Plan) prior to becoming executive officers. All such options vest in installments over four years provided that the executive officer continues his or her employment with Synopsys. Accordingly, the option will provide a return to the executive officer only if he or she remains in Synopsys' employ, and then only if the market price of the Common Stock appreciates over the option term.

        The Compensation Committee evaluated the performance of the named executive officers against the strategic objectives for fiscal 2003 set by the Board and concluded that such performance warranted the level of long-term compensation awarded them as set forth in the Summary Compensation Table on page 10. The Compensation Committee reexamines long-term compensation levels annually.

Chief Executive Officer's Compensation

        The Compensation Committee set the compensation for the Chief Executive Officer for fiscal 2003 in the first quarter of fiscal 2003. While the Company's competitive salary analysis indicated that the Chief Executive Officer's base salary was lower than base compensation levels of chief executive officers of some companies in its survey group, the Compensation Committee determined not to change Dr. de Geus' base salary from its 2002 level at such time.

        As was the case with the other executive officers, the Compensation Committee set Dr. de Geus' target bonus during the first quarter of fiscal 2003. During fiscal 2003, the Compensation Committee increased Dr. de Geus' target bonus amount based on his achievement of certain strategic objectives. However, Dr. de Geus' actual fiscal 2003 bonus was adjusted slightly downwards from his revised target bonus as a result of the Company's failure to achieve certain performance targets.

        In determining the amount of long-term compensation to grant to Dr. de Geus, the Compensation Committee considered the same factors used to determine the grants for other executive officers set forth above.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code places a $1 million limit on the tax deductibility of compensation paid to our Chief Executive Officer and four other highly compensated executive officers who are required to be reported to stockholders under SEC regulations. Under the 1992 Plan, compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1992 Plan qualifies as performance-based compensation, and is therefore not subject to the $1 million limitation; however, compensation deemed paid to an executive officer when he or she exercises an outstanding option under the 1998 Plan does not so qualify and is subject to the $1 million limitation.

        We expect that a portion of the compensation paid and deemed paid to two named executive officers in fiscal 2003 will not qualify for a tax deduction as a result of Section 162(m); the aggregate amount of such nondeductible compensation is not material to Synopsys.

COMPENSATION COMMITTEE Bruce R. Chizen, Chairperson Deborah A. Coleman Steven C. Walske

Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2003 were Ms. Coleman and Messrs. Bryant, Chizen and Walske. In December 2003, the Compensation Committee was reorganized to consist of Ms. Coleman and Messrs. Chizen and Walske, all of whom satisfy the independence criteria of the SEC and NASD for serving on a Board committee that determines executive compensation.

        No Compensation Committee member was at any time during fiscal 2003, or at any other time, an officer or employee of Synopsys or any of its subsidiaries.

        No executive officer of Synopsys serves on the board of directors or compensation committee of any entity that has one or more executive officers serving on Synopsys' Board of Directors or Compensation Committee.

Report of the Audit Committee

        The following Report of the Audit Committee shall not constitute "soliciting material," shall not be deemed "filed" with the SEC and is not to be incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent Synopsys specifically incorporates this Report by reference therein.

Communications with Management and Independent Accountants

        The Audit Committee has reviewed and discussed our audited financial statements with management. In addition, the Audit Committee has discussed with KPMG LLP, Synopsys' independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications With Audit Committees" which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1, which relates to the accountant's independence from Synopsys and its related entities, and has discussed their independence from Synopsys, including whether KPMG LLP's provision of non-audit services was compatible with that independence.

Committee Member Independence

        Prior to February 2003, the Audit Committee was comprised of Ms. Coleman, Dr. Somekh, Mr. Bryant and Mr. Vallee. All Audit Committee members except for Mr. Bryant qualified as independent directors under the listing standards of the NASD. Mr. Bryant did not qualify as an independent director during fiscal 2003 under such standards due to the fact that he was serving as an executive officer of a customer of Synopsys that accounted for more than 5% of Synopsys' revenue during fiscal 2003. However, in accordance with NASD listing standards, Synopsys' Board of Directors (with Mr. Bryant abstaining) determined that Mr. Bryant's membership on the Audit Committee was in the best interests of Synopsys and its stockholders due to Mr. Bryant's high level of experience in financial and accounting matters.

        In February 2003, Mr. Vallee was appointed to the Audit Committee, replacing Mr. Bryant. As a result, all current members of the Audit Committee are independent under the listing standards of the NASD.

Recommendation Regarding Financial Statements

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited fiscal 2003 financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2003.

AUDIT COMMITTEE Deborah A. Coleman, Chairperson Sasson Somekh Roy Vallee

Performance Graph

        The following graph compares the cumulative total return to stockholders of Synopsys' common stock from September 30, 1998 through October 31, 2003 to the cumulative total return of (1) the S&P 500 Index and (2) the S&P Information Technology Index over the same period, assuming the investment of $100 in Synopsys' common stock and in each of the other indices, and reinvestment of all dividends. This section shall not constitute "soliciting material" nor shall it be deemed "filed" with the SEC, and is not to be incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent Synopsys specifically incorporates this section therein.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG SYNOPSYS, INC., THE S&P 500 INDEX
AND THE S&P INFORMATION TECHNOLOGY INDEX

PROPOSAL TWO—APPROVAL OF AMENDMENT TO 1994
NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

Proposal

        The Company is requesting that stockholders approve an amendment to the Directors Plan extending its term by five years, to October 2009.

Explanation

        The Directors Plan is an equity incentive program designed to attract and retain highly-qualified and experienced individuals to serve as non-employee members of the Board. Although the Company pays cash compensation to directors, the Company has determined that the most effective way to attract and retain qualified non-employee directors is through a combination of cash and equity-based compensation. By providing equity-based compensation, non-employee directors' financial interests are more closely aligned with those of the Company's stockholders. Only non-employee directors are entitled to participate in the Directors Plan.

        The Directors Plan was adopted in October 1994 and is scheduled to expire in October 2004. Therefore, the Company is requesting an extension of the Directors Plan so that options can continue to be granted to non-employee directors after October 2004. If stockholders do not approve the amendment, the Company would not be able to grant additional stock options to non-employee directors, adversely affecting the Company's ability to attract and retain qualified non-employee directors.

        Approval of the extension requires the affirmative vote of a majority of the votes cast at a duly held stockholders' meeting at which there is a quorum. Abstentions will have the same effect as "Against" votes. Broker non-votes will have no effect.

Recommendation

        The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Directors Plan.

DESCRIPTION OF DIRECTORS PLAN

        The following is a summary of the principal features of the Directors Plan.

Plan Administration

        The Directors Plan is an "automatic" or "formula" grant plan in that the terms and conditions of each option grant (including the timing and pricing of the option grant) are governed by the express terms and conditions of the Directors Plan, and neither the Board nor any Committee of the Board may exercise any discretionary authority with respect to such grants.

Shares Reserved

        As of March 15, 2004, options to purchase 1,168,492 shares were outstanding under the Directors Plan and 410,346 shares were available for issuance. Pursuant to the terms of the Directors Plan, an aggregate of 300,000 shares are automatically added to the pool available for future options on the first trading day of each calendar year during the term of the Directors Plan. Therefore, if stockholders approve the proposed extension of the Directors Plan, stockholders will also be approving the addition of an aggregate of 1,500,000 shares to the Directors Plan over the extended term. All share figures reflect the two-for-one stock split the Company completed on September 23, 2003.

Treatment of Expired and Canceled Options; Changes in Capitalization

        If an option expires or is terminated without being exercised, the shares subject to the portion of the option not so exercised will become available for subsequent option grants. Shares issued upon exercise of options will reduce on a share-for-share basis the number of shares of common stock available for subsequent option grants.

        In the event of any change in the common stock issuable under the Directors Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, then, appropriate adjustments will be made to the (i) maximum number and/or class of shares issuable under the Directors Plan, (ii) number and/or class of shares by which the share reserve is to increase automatically each calendar year, (iii) number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member, and (iv) number and/or class of shares and exercise price per share under each outstanding option.

Eligibility for Grants

        Under the Directors Plan, grants are made to non-employee directors only. A non-employee Board member who has previously been an employee of the Company is not eligible to receive an initial service grant but is eligible to receive annual and committee-service option grants. As of March 15, 2004, seven non-employee Board members were eligible to participate in the Directors Plan.

Option Grants

        The Directors Plan previously provided that new non-employee directors received an option for 40,000 shares, vesting in equal installments over four years. In addition, each continuing director who was reelected at an annual meeting of stockholders received an option for 20,000 shares and an additional option for 10,000 shares for each Board committee membership, up to a maximum of two committee service grants per year. In August 2003, and consistent with the Board's general reduction of grants to executive officers under other Company stock option plans, the Board amended the Directors Plan to reduce the size of the initial and committee grants to 30,000 and 5,000 shares, respectively.

        The annual and committee service option grants vest in full on the date immediately prior to the date of the annual meeting following their grant. In the case of directors appointed to the Board between annual meetings, the annual and any committee grants are prorated based upon the amount of time since the last annual meeting.

Price, Vesting and Exercisability

        The exercise price per share of common stock subject to each option grant issued under the Directors Plan is equal to 100% of the fair market value per share of the common stock on the grant date, which is deemed to be equal to the closing selling price per share of common stock on the grant date, as reported on the Nasdaq Stock Market. On March 15, 2004 the fair market value per share was $27.49.

        The initial automatic grant of 30,000 shares vests in a series of four successive equal installments on the date immediately prior to each of the first four annual stockholders meetings following the grant date of that option, provided the optionee continues in Board service through that vesting date. Each annual grant, and each committee-service grant, vests in full on the date immediately prior to the first Annual Meeting following the date of the grant, provided the optionee continues in Board service through that vesting date. Each option is immediately exercisable for any or all of the option shares. However, any shares purchased under such options prior to vesting of those shares are subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service to the extent not then vested.

        Upon exercise of the option, the option price for the purchased shares is immediately payable in cash or in shares of common stock valued at fair market value on the date of exercise. For vested shares, the option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

        The options have a maximum term of ten years, measured from the grant date.

Termination of Board Service

        Should the optionee's Board service cease for any reason other than death or disability the optionee would have six months following the date of cessation within which to exercise any vested options he or she held at the cessation date.

        In addition, should the optionee die within six months of terminating Board service, then the optionee's estate shall have twelve months in which to exercise the option for the number of shares that had vested at the time the optionee's Board service terminated.

        Finally, should the optionee die or become permanently disabled while serving as a Board member, then the optionee or his or her estate, as applicable, shall have the right to exercise the option for the number of shares that would have vested had the optionee's service continued through the next annual meeting of stockholders.

Special Acceleration Events

        If the Company is acquired, all options granted under the Directors Plan shall vest in full, effective immediately prior to the acquisition. Immediately following the consummation of the acquisition, each automatic option grant will terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

        If the Company is acquired in any "hostile takeover" effected by means of a tender offer for more than 50% of the Company's outstanding voting power or by a change in the majority of the Board resulting from one or more contested elections for Board membership, all options granted under the Directors Plan shall vest in full immediately prior to the closing of such event. Each such option will remain so exercisable until the expiration or earlier termination of the option term.

        Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting power, each optionee will have the option, for thirty days following completion of the tender offer, to surrender to the Company each option grant he or she holds for a period of at least six months. The optionee will in return be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the highest price paid per share of common stock in the tender offer, less the exercise price payable per share under the surrendered option.

Amendment and Termination

        The Board may not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Directors Plan, (ii) materially modify the eligibility requirements for participation, or (iii) otherwise materially increase the benefits accruing to participants under the Directors Plan. The Board may make other amendments or modifications, but only once every six months, unless the amendment or modification is necessary to comply with applicable Federal income tax laws and regulations.

        The Directors Plan, as amended, will terminate upon the earlier of (i) October 26, 2009 (subject to stockholder approval at the Annual Meeting) or (ii) the date on which all shares available for issuance under the Directors Plan are issued or canceled pursuant to the exercise or cash-out of the granted options. Each option outstanding at the time of a termination pursuant to clause (i) will remain in force in accordance with the provision of the instruments evidencing such grant.

Tax Information

        Options granted under the Directors Plan will be non-statutory options that are not intended to meet the requirements of Section 422 of the Internal Revenue Code. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for such shares.

        Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of common stock under a non-statutory option. If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original option exercise price if the optionee's Board service terminates prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as the optionee vests in the shares, an amount equal to the excess of (i) the fair market value of those shares on the vesting date over (ii) the option exercise price paid for such shares.

        The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the option exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when he or she vests in such shares.

        Upon disposition of the shares, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such shares and any amount recognized as ordinary income upon acquisition (or vesting) of the shares. Such gain or loss will be long-term or short-term depending on whether the shares were held for more than one year.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income the optionee recognizes with respect to the exercised non-statutory option.

Plan Benefits Table

        The table below shows, as to each of the named executive officers and the various indicated groups, the number of options to purchase common stock of the Company granted under the Directors Plan during fiscal 2003, together with the weighted average exercise price payable per share.

New Plan Benefits
1994 Non-Employee Directors Stock Option Plan

Name	Number of Options Granted	Weighted Average Exercise Price($)
Aart J. de Geus Chairman of the Board and Chief Executive Officer	—(1)	—
Chi-Foon Chan President and Chief Operating Officer	—(1)	—
Vicki L. Andrews Senior Vice President, Worldwide Sales	—(1)	—
John Chilton Senior Vice President and General Manager, Solutions Group	—(1)	—
Antun Domic Senior Vice President and General Manager, Implementation Group	—(1)	—
All named executive officers as a group (5 persons)	—(1)	—
Non-employee directors as a group (7 persons)	333,332	$29.2586
Non-named executive officer employees as a group (7 persons) (2)	—(1)	—

(1)
Executive officers are not eligible to participate in the Directors Plan.

(2)
Represents all executive officers of the Company other than the named executive officers.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITORS

        The Audit Committee has appointed the firm of KPMG LLP, independent auditors, to audit our consolidated financial statements for fiscal 2004. KPMG LLP has audited our consolidated financial statements since fiscal 1992. Stockholders are being asked to ratify the Audit Committee's selection of KPMG LLP as independent auditors for fiscal 2004.

        A KPMG LLP representative is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

        Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the votes cast at a duly held stockholders meeting at which there is a quorum. Abstentions will have the same effect as "Against" votes. Broker non-votes will have no effect.

Fees of KPMG

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Synopsys' annual financial statements, and fees billed for other services rendered by KPMG LLP, for fiscal 2003 and 2002.

	Year Ended October 31,
	2003	2002
	(in thousands)
Audit Fees	$2,558	$3,235
Audit related fees(1)	215	312
Tax Fees(2)	537	484
All other Fees	—	—

Total Fees	$3,310	$4,031

(1)
Audit related fees consisted of fees for due diligence services and consultation relating to acquisitions.

(2)
Tax fees consisted of fees for international tax planning services and advice, as well as fees for international tax compliance, international executive services and tax-related due diligence services for acquisitions.

Audit Committee Pre-Approval Policy

        Section 10A(i)(1) of the Exchange Act requires that all non-audit services to be performed by Synopsys' principal accountants be approved in advance by the Audit Committee of the Board of Directors, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the De Minimus Exception). Pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson report the details of the services to the full Audit Committee at its next regularly scheduled meeting. None of the audit-related or non-audit services described above were performed pursuant to the De Minimus Exception during the periods in which the pre-approval requirement has been in effect.

Recommendation

        The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of KPMG to serve as Synopsys' independent auditors for fiscal 2004.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten percent beneficial owners of our stock to file reports of ownership and changes in ownership with the SEC. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish Synopsys with copies of all Section 16(a) reports they file.

        Based solely on its review of the copies of the Forms 3, 4 and 5 filed by or received from its reporting persons (or written representations received from such persons), Synopsys believes that each of its directors, executive officers and greater than ten percent beneficial owners of its stock during fiscal 2003 complied with all filing requirements applicable to such persons except that Sanjiv Kaul, Senior Vice President, New Ventures Group, filed a Form 4 late reporting one transaction as a result of the transition from paper to electronic filing requirements.

Stockholder Communications with Board

        Although Synopsys has not to date developed formal processes by which stockholders may communicate directly to directors, the Board believes its informal process, in which all communications sent to the Board or one or more individual members in care of the Chief Executive Officer or Corporate Secretary are delivered directly and promptly to the Board without being subject to pre-screening, has served the Board's and stockholders' needs to date. In view of recently adopted SEC disclosure requirements relating to this issue, the Governance Committee may in the future develop more specific procedures. Until any other procedures are developed and posted on Synopsys' corporate website, any communication to the Board or one or more individual members should be sent in care of Synopsys' Corporate Secretary at 700 East Middlefield Road, Mountain View, California 94043.

Board Attendance at Stockholders' Meetings

        No members of the Board attended the 2003 Annual Meeting of Stockholders. However, a majority of the members of the Board have indicated that they intend to attend the 2004 Annual Meeting.

Consideration of Stockholder Recommendations for Candidates for Director

        The Governance Committee will consider all proposed nominees whose names are submitted to it by stockholders; however, it does not have a formal process for such consideration. The Governance Committee has not to date adopted a formal process because it believes the informal consideration process has been adequate given the lack of stockholder nominations in the past. However, the Governance Committee intends to review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a proposed name for Governance Committee consideration, the name of that nominee and related personal information should be forwarded to the Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the Governance Committee. See also "Date for Receipt of Stockholder Proposals" for procedural requirements and deadlines for nominations.

        The Governance Committee has no stated specific or minimum qualifications that must be met by a Board candidate, and the Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Governance Committee. However, all candidates for election or reelection should (i) have sufficient experience in the electronic design automation, semiconductor, electronics or technology industries to enable them to effectively help create and guide Synopsys' business strategy, (ii) be prepared to participate fully in Board activities, including preparation for, attendance at and active participation in, meetings of the Board, (iii) not hold positions that would conflict with their responsibilities to Synopsys, and (iv) have a high degree of personal integrity and interpersonal skills. In addition, each candidate should also be prepared to represent the best interests of all of Synopsys' stockholders and not just one particular constituency. Finally, the listing standards of the NASD and Synopsys' own corporate guidelines require that at least a majority of members of the Board of Directors qualify as independent directors in accordance with such standards.

        The Governance Committee has not to date retained a third party in order to assist it in identifying candidates for nomination to the Board. None of the nominees standing for reelection at the Annual Meeting were proposed by a holder of 5% or more of the Company's outstanding common stock.

Annual Report on Form 10-K

        A stockholders' letter and a copy of our Annual Report on Form 10-K for fiscal 2003 (the Form 10-K), which together constitute our Annual Report to Stockholders, has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Such Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material.

        Stockholders may also request a copy of the Form 10-K, without charge, by writing to: Corporate Secretary, Synopsys, Inc., 700 East Middlefield Road, Mountain View, California 94043.

Date for Receipt of Stockholder Proposals

        We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy intend to vote the shares they represent as the Board of Directors may recommend. By executing the enclosed Proxy, stockholders grant such persons discretionary authority with respect to such other matters.

        Synopsys stockholders who intend to present one or more proposals at our 2005 Annual Meeting of Stockholders, including nominations to the Board of Directors of persons other than those nominated by the Board, must send notification to Synopsys, in care of the Corporate Secretary, so that such notice is received no later than December 15, 2004 in order that they may be timely under our Bylaws and may be considered for inclusion in the proxy statement and proxy relating to that meeting; provided that, if we change the date of our 2005 Annual Meeting of Stockholders by more than 30 days, such notice must be delivered to Synopsys a reasonable time before the solicitation is made. A stockholder's notice to Synopsys must include, with respect to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the matter and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder, as they appear on our books; (iii) the number of shares beneficially owned by the stockholder; (iv) any material interest of the stockholder in the proposal; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Nominations of persons to the Board of Directors must include, with respect to each nomination and the nominating stockholder: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the class and number of shares of Synopsys which are beneficially owned by such person; (d) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required under the Exchange Act.

        Notwithstanding the foregoing, the stockholder must also provide notice as required by the Exchange Act and the applicable regulations thereunder. The chairman of the Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

THE BOARD OF DIRECTORS
Dated: April 14, 2004

Appendix A

CHARTER FOR THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF SYNOPSYS, INC.
(revised August 26, 2003)

PURPOSE

        The Audit Committee is appointed by the Board of Directors of Synopsys, Inc. (the "Company") to act on behalf of the Board in fulfilling its financial oversight responsibilities relating to: (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein and as the Board of Directors may from time to time prescribe. In addition, the Audit Committee shall serve as the "qualified legal compliance committee" of the Company within the meaning of Part 205 of Chapter II of Title 17 of the Federal Register ("Part 205") (in such capacity, the "QLCC"). The approval of this Audit Committee Charter shall be construed as a delegation of authority to the Audit Committee with respect to the responsibilities set forth herein.

MEMBERSHIP AND MEETINGS

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements set forth in (i) the rules of the National Association of Securities Dealers, Inc. relating to The Nasdaq Stock Market (the "Nasdaq Rules"), and (ii) the rules of the Securities and Exchange Commission ("SEC"), one of whom shall be designated by the Board as Chairperson; provided, however, that under exceptional and limited circumstances permitted by the Nasdaq Rules, one member need not meet the independence requirements. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements at the time of appointment. Additionally, at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities. The Audit Committee shall meet at least four times annually.

AUTHORITY

        The Audit Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Audit Committee to discharge his or her responsibilities hereunder, and to investigate any matter brought to its attention within the scope of its duties. The Audit Committee shall have authority to retain, at the Company's expense, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties as set forth in Section 10A(m)(5) of the Securities Exchange Act of 1934 (the "Act"). The Audit Committee shall have authority to require that any of the Company's personnel, counsel, auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

RESPONSIBILITIES AND DUTIES

        In carrying out its duties and responsibilities, the Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. To implement the Audit Committee's responsibilities and duties, the Audit Committee shall be charged with the functions and processes set forth below, with the understanding, however, that the Audit Committee may supplement or (except as otherwise required by law or the applicable Nasdaq Rules) deviate from these activities as appropriate under the circumstances.

Audit/ Internal Controls

  1.
  Meet with the outside auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the outside auditors.

  2.
  Meet with the representatives of the Company's independent auditors, both with and without members of management present. Among the items to be discussed in these meetings are the outside auditors' evaluation of the Company's financial and accounting personnel and the cooperation that the outside auditors receive during the course of the audit.

  3.
  Review with the outside auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the internal controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

  4.
  Review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company's response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles ("GAAP") and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but "passed," regardless of materiality.

  5.
  Oversee the internal audit function of the Company, including consultation with the internal auditor to determine areas for review and audit, review of the internal audit group budget and activities of the internal audit function, review of significant reports prepared by the internal audit department together with management's response and follow-up to these reports, and the coordination of the internal audit program with the independent auditors, with particular attention to the balance between independent and internal auditing resources. The Audit Committee shall meet privately with the internal auditor as necessary. The Audit Committee shall annually review the experience and qualifications of the senior members of the internal auditors and the quality control procedures of the internal auditors.

  6.
  Discuss, periodically, policies for risk assessments and risk management with members of the Treasury and Internal Audit groups.

Financial Statements

  7.
  Review and discuss with management and outside auditors the press release and conference call regarding the annual and quarterly financial results and guidance (which function may be performed by the Chairperson of the Audit Committee on behalf of the Audit Committee in the case of quarterly financial results and guidance).

  8.
  Review with management and the outside auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any audit adjustments noted or proposed by the auditors (whether "passed" or implemented in the financial statements), the adequacy of the disclosures in the financial statements, any significant changes to the Company's accounting principles and any other items required to be communicated by the independent auditors in accordance with Statement of Accounting Standards 61. Based on such review and discussion as well as the actions taken under Section 9 below, the Audit Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  9.
  Review with the auditors and management significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting policies available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

Outside Auditors

  10.
  The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors. The Audit Committee shall review the performance of the Company's independent auditors annually. In doing so, the Audit Committee shall consult with management and shall obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the independent auditors. The Audit Committee shall consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis.

  11.
  Pre-approve all audit and permissible non-audit services (as set forth in Section 10A(i)(1) of the Act) to be provided to the Company by the independent auditors (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible). As permitted pursuant to Section 10A(i)(3) of the Act, authority for such preapproval may be delegated to one or more Audit Committee members, provided that all approvals of audit and non-audit services pursuant to this delegated authority be presented to the full Audit Committee at its next meeting.

  12.
  Annually receive from outside auditors a formal written statement delineating all relationships between the outside auditors and the Company, consistent with the Independence Standards Board Standard 1, and actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors and take or recommend that the full Board take appropriate action to oversee the independence of the auditors.

  13.
  Monitor the rotation of the partners of the auditors on the Company's audit engagement team as required by applicable law.

  14.
  Consider, and if deemed appropriate, adopt a policy regarding Audit Committee pre-approval of employment by the Company of individuals formerly employed by the Company's auditors and engaged on the Company's account.

QLCC

  15.
  Adopt written procedures for the confidential receipt, retention, and consideration of any report of evidence of a material violation of an applicable U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law, or a similar material violation of any U.S. federal or state law (a "material violation").

  16.
  The Audit Committee, as QLCC, has the authority and responsibility (i) to inform the Company's Vice President and General Counsel and Chief Executive Officer (or the equivalents thereof) of any report of evidence of a material violation (unless doing so would be futile, within the meaning of 17 CFR 205.3(b)(4)); (ii) to determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to: (A) initiate an investigation, which may be conducted either by the Vice President and General Counsel (or the equivalent thereof) or by outside attorneys; and (B) retain such additional expert personnel as the Audit Committee deems necessary; and (iii) at the conclusion of any such investigation, to: (A) recommend, by majority vote, that the Company implement an appropriate response to evidence of a material violation; and (B) inform the Vice President and General Counsel and the Chief Executive Officer (or the equivalents thereof) and the Board of Directors of the results of any such investigation under this section and the appropriate remedial measures to be adopted.

    The Audit Committee, as QLCC, has the authority and responsibility, acting by majority vote, to take all other appropriate action, including the authority to notify the Securities and Exchange Commission in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee has recommended the Company to take.

Charter

  17.
  Review and reassess the adequacy of this charter once each year and, if appropriate, make recommendations to the Board as to changes to this charter as the Audit Committee may deem necessary or advisable. Periodically evaluate the Audit Committee's performance and measure against best practices.

  18.
  Publish this charter in the proxy materials relating to Annual Meetings of Stockholders at least once every three years in accordance with SEC regulations.

Other Responsibilities

  19.
  Annually review a summary of compliance with the Company's Code of Ethics and Business Conduct. The Audit Committee shall also provide oversight assistance in connection with legal and ethical compliance programs as established by management and the Board.

  20.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters (as set forth in Section 10A(m)(4) of the Act).

  21.
  Meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal affairs of the Company and the Company's compliance with applicable law and listing standards.

  22.
  Review periodically with management the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company's financial statements and other public disclosures.

  23.
  Review and approve related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the Company's financial statements or periodic filings with the Securities and Exchange Commission other than (A) grants of stock options made by the Board or any committee thereof or pursuant to an automatic grant plan, or (B) payment of compensation authorized by the Board or any committee thereof. It is management's responsibility to bring such related party transactions to the attention of the members of the Audit Committee.

  24.
  Annually prepare a report to stockholders as required by the SEC. The report should be included in the Company's annual proxy statement.

  25.
  Maintain minutes of meetings and submit such minutes to, or review the matters discussed at each such meeting with, the Board of Directors.

  26.
  Take such other actions as may be necessary or appropriate under the Nasdaq Rules or the rules of the SEC or to otherwise fully and efficiently discharge the functions set forth above.

COMPENSATION

        Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

        Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

Appendix B

SYNOPSYS, INC.
1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
(AS AMENDED THROUGH DECEMBER 10, 2003)

  I.    PURPOSE OF THE PLAN

        This 1994 Non-Employee Directors Stock Option Plan (the "Plan") is intended to promote the interests of Synopsys, Inc., a Delaware corporation (the "Corporation"), by providing the non-employee members of the Board of Directors with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

  II.    DEFINITIONS

        For purposes of the Plan, the following definitions shall be in effect:

        ANNUAL MEETING: the annual meeting of the Corporation's stockholders.

        BOARD: the Corporation's Board of Directors.

        CODE: the Internal Revenue Code of 1986, as amended.

        COMMON STOCK: shares of the Corporation's common stock.

        CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

          a.     any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

          b.     there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

        CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

          a.     a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

          b.     the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

          c.     any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

        EFFECTIVE DATE: October 27, 1994, the date on which the Plan was adopted by the Board.

        FAIR MARKET VALUE: the Fair Market Value per share of Common Stock determined in accordance with the following provisions:

          a.     the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          b.     if the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

        HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

          a.     any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

          b.     more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

        1934 ACT: the Securities Exchange Act of 1934, as amended.

        OPTIONEE: any person to whom an option is granted under the Plan.

        PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

        TAKE-OVER PRICE: the greater of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offer or in effecting such Hostile Take-Over.

  III.    ADMINISTRATION OF THE PLAN

        The terms and conditions of each automatic option grant (including the timing and pricing of the option grant) shall be determined by the express terms and conditions of the Plan, and neither the Board nor any committee of the Board shall exercise any discretionary functions with respect to option grants made pursuant to the Plan.

  IV.    STOCK SUBJECT TO THE PLAN

          A.    Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall initially be fixed at 200,000 shares.

          B.    The number of shares of Common Stock available for issuance under the Plan automatically increased on the first trading day of each calendar year from 1996 through 1999 by an additional 50,000 shares. In addition, based upon an amendment approved by the Board in January 1999 and approved by the Corporation's shareholders in March 1999, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan by an additional 300,000 shares each year beginning with the 2000 calendar year.

          C.    Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. Shares subject to any option or portion thereof surrendered in accordance with Article VII and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grant under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the holder of such option.

          D.    Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities by which the share reserve is to increase automatically each calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected or continuing non-employee Board member under the Plan, and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. The adjustments to the outstanding options shall be made by the Board in a manner which shall preclude the enlargement or dilution of rights and benefits under such options and shall be final, binding and conclusive.

  V.    ELIGIBILITY

          A.    Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Plan shall be limited to (i) those individuals serving as non-employee Board members on the Effective Date who have indicated their intention to stand for re-election to the Board at the 1995 Annual Meeting and who have not otherwise previously received a stock option grant from the Corporation, (ii) those individuals who are first elected or appointed as non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who are re-elected as non-employee Board members at one or more Annual Meetings held after the Effective Date. A non-employee Board member shall not be eligible to receive the initial automatic option grant under clause (i) or clause (ii) if such individual has previously been in the employ of the Corporation (or any parent or subsidiary). However, a non-employee Board member shall be eligible to receive one or more clause (iii) option grants, whether or not he or she has previously been in the employ of the Corporation (or any parent or subsidiary). Each non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria is hereby designated an Eligible Director.

          B.    Limitation. Except for the grants to be made pursuant to this Plan, non-employee Board members shall not be eligible to receive any stock options, stock appreciation rights, direct stock issuances or other stock awards under this Plan or any other stock plan of the Corporation or any parent or subsidiary.

  VI.    TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

          A.    Grant Date. Option grants shall be made on the dates specified below:

      (i)
      Each individual serving as an Eligible Director on the Effective Date who has indicated his or her intention to stand for re-election to the Board at the 1995 Annual Meeting and who has not otherwise previously received a stock option grant from the Corporation year shall automatically be granted at that time a non-statutory stock option to purchase 30,000 shares of Common Stock.

      (ii)
      Initial Grants. Each individual who first becomes an Eligible Director after the Effective Date, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 30,000 shares of Common Stock.

      (iii)
      Annual Grants. On the date of each Annual Meeting each Eligible Director who is re-elected to the Board at that Annual Meeting shall automatically be granted a non statutory option to purchase an additional 20,000 shares of Common Stock (an "annual option grant"). On the date on which an individual first becomes an Eligible Director by election or appointment by the Board, such Eligible Director shall automatically be granted, at the time of such appointment, a non-statutory option to purchase 20,000 shares of Common Stock, reduced, in the case of Eligible Directors appointed to the Board, by one twelfth for each whole month that has elapsed since the most recent Annual Meeting (also an "annual option grant"). There shall be no limit on the number of annual option grants any one Eligible Director may receive over his or her period of continued Board service.

      (iv)
      Committee Service Grants. Each Eligible Director who serves on the Audit Committee, Compensation (or comparable) Committee or other eligible committee as determined by the Board (each such committee a "grant-eligible committee") shall automatically be granted a non-statutory option to purchase 5,000 shares of Common Stock for service on such a grant-eligible committee (a "committee-service option grant"). Such grants shall be awarded on the date of each Annual Meeting to Eligible Directors serving on such committees as of such date and re-elected to the Board at such Annual Meeting, and otherwise upon appointment to a grant-eligible committee. The number of option shares granted to Eligible Directors who are appointed to a grant-eligible committee between Annual Meetings shall be reduced by one twelfth for each whole month that has elapsed from the Annual Meeting until the date of appointment, except with respect to Eligible Directors who are first elected to the Board at the Annual Meeting and elected to serve on a grant-eligible committee at the first meeting of the Board following the Annual Meeting. There shall be no limit on the number of such annual 5,000-share committee service option grants any one Eligible Director may receive over his or her period of continued Board service, except that no Eligible Director shall receive more than two committee service grants in any year (with such year being measured from one annual meeting to the next).

          B.    Exercise Price.    The exercise price per share of Common Stock subject to each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

          C.    Payment.    The exercise price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

      (i)
      full payment in cash or check made payable to the Corporation's order; or

      (ii)
      full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

      (iii)
      full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial-reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

      (iv)
      to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (II) shall concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

        For purposes of this Section VI.C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested shares, payment of the exercise price for the purchased shares must accompany the exercise notice. However, if the option is exercised for any unvested shares, then the Optionee must also execute and deliver to the Corporation a stock purchase agreement for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the Optionee at the time of his or her cessation of Board service and which precludes the sale, transfer or other disposition of any shares purchased under the option, to the extent those shares are at the time subject to the Corporation's repurchase right.

          D.    Exercisability/Vesting.    Each automatic grant shall be immediately exercisable for any or all of the option shares. Any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below.

      (i)
      The initial automatic grant for 30,000 shares made to each Eligible Director shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal installments as such individual continues in Board service through the date immediately preceding each of the first four (4) Annual Meetings following the grant date of that option.

      (ii)
      Each annual option grant made to an Eligible Director (and each prorated grant issued pursuant to the third paragraph of Section VI.A.) shall vest in full, and the Corporation's repurchase right shall lapse in its entirety, on the date immediately prior to the Annual Meeting following the grant date of that option, provided the Optionee continues in Board service through that vesting date.

      (iii)
      Each committee-service option grant made to an Eligible Director shall vest in full, and the Corporation's repurchase right shall lapse in its entirety, on the date immediately prior to the Annual Meeting following the grant date of that option, provided the

        Optionee continues in Board service and remains a member of the committee with respect to which the grant was awarded through that vesting date.

        Vesting of the option shares shall be subject to acceleration as provided in Section VI.G and Article VII. In no event, however, shall any additional option shares vest after the Optionee's cessation of Board service.

          E.    Option Term.    Each automatic grant under the Plan shall have a maximum term of ten (10) years measured from the automatic grant date.

          F.     Non-Transferability.    During the lifetime of the Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

          G.    Effect of Termination of Board Service.

      (i)
      .  Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more option grants issued under the Plan, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested.

      (ii)
      Should the Optionee die within six (6) months after cessation of Board service, then any option grant issued under the Plan held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's death.

      (iii)
      Should the Optionee die or become Permanently Disabled while serving as a Board member, then any option grant issued under the Plan held by the Optionee at the time of his or her death or Permanent Disability may subsequently be exercised for any or all of the option shares in which the Optionee is vested at that time plus an additional number of option shares equal to the number of option shares (if any) in which the Optionee would have vested had he or she continued in Board service until the next Annual Meeting. The Optionee (or the personal representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have the right to exercise the option for such number of option shares at any time prior to the expiration of the twelve (12)-month period measured from the date of the Optionee's death or Permanent Disability.

      (iv)
      In no event shall any option grant under this Plan remain exercisable after the expiration date of the maximum ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the maximum ten (10)-year option term, the grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such option was not otherwise exercised.

          H.    Stockholder Rights.    The holder of an option grant issued under the Plan shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

          I.     Remaining Terms.    The remaining terms and conditions of each option grant issued under the Plan shall be as set forth in the form Stock Option Agreement attached as Exhibit A.

  VII.    SPECIAL ACCELERATION EVENTS

          A.    In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option issued under the Plan but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each option grant issued under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

          B.    In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option issued under the Plan but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the cash-out of the option in accordance with Section VII.C.

          C.    Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option grant issued under the Plan held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

          D.    The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

          E.    The automatic option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

  VIII.    AMENDMENT OF THE PLAN AND AWARDS

        The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) the Plan, together with the option grants outstanding under the Plan, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations, and (ii) no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, unless the affected Optionees consent to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan or the number of shares issuable per newly-elected or continuing Eligible Director, except for permissible adjustments under Section IV.B., (ii) materially modify the eligibility requirements for participation in the Plan or (iii) materially increase the benefits accruing to participants in the Plan.

  IX.    EFFECTIVE DATE AND TERM OF PLAN

          A.    The Plan became effective immediately upon adoption by the Board on the Effective Date, and one or more automatic option grants may be made under the Plan at any time on or after such Effective Date. However, no options granted under the Plan shall become exercisable in whole or in part prior to approval of the Plan by the Corporation's stockholders at the 1995 Annual Meeting. If such approval is not obtained, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further option grants shall be made under the Plan.

          B.    The Plan shall terminate upon the earlier of (i) October 26, 2009 (subject to stockholder approval at the 2004 Annual Meeting of Stockholders) or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise or cash-out of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the agreements evidencing those option grants or stock issuances.

  X.    USE OF PROCEEDS

        Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or share issuances under the Plan shall be used for general corporate purposes.

  XI.    REGULATORY APPROVALS

          A.    The implementation of the Plan, the granting of any option under the Plan and the issuance of Common Stock upon the exercise of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

          B.    No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

  XII.    NO IMPAIRMENT OF RIGHTS

        Neither the action of the Corporation in establishing the Plan nor any provision of the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any individual from the Board at any time in accordance with the provisions of applicable law.

  XIII.    MISCELLANEOUS PROVISIONS

          A.    The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

          B.    The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          C.    The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

[FORM OF PROXY]

SYNOPSYS, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE SYNOPSYS, INC. (SYNOPSYS) BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 2004.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 26, 2004, Proxy Statement, Letter to Stockholders and Annual Report on Form 10-K for fiscal 2003, and appoints Chi-Foon Chan and Steven K. Shevick, and each of them individually, the proxy of the undersigned, each with full power of substitution, to vote all Synopsys common shares that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Synopsys annual meeting of stockholders to be held in the Babbage conference room of Synopsys' offices located at 455 N. Mary Avenue, Sunnyvale, California on Wednesday, May 26, 2004 12:30 p.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by the proxy shall be voted in the manner as set forth on the reverse side.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THE SYNOPSYS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED BELOW, FOR APPROVAL OF THE AMENDMENT TO THE 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AND IN THE PROXY HOLDERS' DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.
Proposal to elect nine directors to serve for the ensuing year or until their successors are elected.
Nominees: Aart J. de Geus, Andy D. Bryant, Chi-Foon Chan, Bruce R. Chizen, Deborah A. Coleman, A. Richard Newton, Sasson Somekh, Roy Vallee and Steven C. Walske
For All ☐	Withhold All ☐	For All Except* ☐

*
For all nominees except as noted above

2.
Proposal to approve an amendment to the Company's 1994 Non-Employee Directors Stock Option Plan to extend the term of such plan by five years.

3.
Proposal to ratify the appointment of KPMG LLP as independent auditors of Synopsys for fiscal 2004.
For ☐	Against ☐	Abstain ☐

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature(s):	Dated: Dated:	, 2004 , 2004

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

QuickLinks

MATTERS TO BE CONSIDERED AT ANNUAL MEETING PROPOSAL ONE—ELECTION OF DIRECTORS
Summary Compensation Table
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG SYNOPSYS, INC., THE S&P 500 INDEX AND THE S&P INFORMATION TECHNOLOGY INDEX
PROPOSAL TWO—APPROVAL OF AMENDMENT TO 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
DESCRIPTION OF DIRECTORS PLAN
PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION
Appendix A
PURPOSE
MEMBERSHIP AND MEETINGS
AUTHORITY
RESPONSIBILITIES AND DUTIES
COMPENSATION
Appendix B
[FORM OF PROXY] SYNOPSYS, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE SYNOPSYS, INC. (SYNOPSYS) BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 2004.